Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Karen Vahouny
Phase Forward	Qorvis Communications

781-902-4413

703-744-7809

gretchendock@phaseforward.com

kvahouny@qorvis.com

PHASE FORWARD SETTLES PATENT LITIGATION

Updates Previously Reported Fourth Quarter and Fiscal 2005 Results

Waltham, MA – February 16, 2006 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced a settlement in the pending patent litigation with Datasci, LLC.  The settlement agreement dismisses a lawsuit filed by Datasci in June 2004 against Phase Forward and one of its customers, Quintiles, Inc.  As previously disclosed in Phase Forward’s filings with the Securities and Exchange Commission, the lawsuit asserted that Phase Forward’s InForm™, Clintrial™ and Clintrial Integration Solution products and related services infringed a United States patent owned by Datasci (Patent No. 6,496,827).  The settlement followed the February 7, 2006, issuance of the company’s fiscal 2005 earnings press release.

Under the terms of the settlement agreement, Phase Forward will make a one-time payment of $8.5 million to settle the litigation without admitting any liability and to obtain a fully paid-up, non-exclusive, license to the patent on a going-forward basis.

Since the contingency existed as of December 31, 2005, and the settlement was concluded prior to the issuance of Phase Forward’s audited fiscal 2005 financial statements, in accordance with Financial Accounting Standard No. 5, “Accounting for Contingencies” (FAS 5), the company is required to record the impact of the settlement in fiscal 2005.  As a result, Phase Forward will include the settlement amount of $8.5 million in its previously announced financial results for the fourth quarter and year ended December 31, 2005.

On a GAAP basis, previously announced income from operations of $8.2 million for the year ended December 31, 2005, has been adjusted to a loss of $263,000.  On a non-GAAP basis, income from operations for 2005 remains unchanged at $9.1 million.  The GAAP net income applicable to common stockholders for 2005 previously reported at $11.8 million, or $0.34 per diluted share, has been adjusted to net income of $3.3 million, or $0.10 per diluted share.

For the fourth quarter ended December 31, 2005, on a GAAP basis, previously announced income from operations of $2.1 million has been adjusted to a loss of $6.4 million.  On a non-GAAP basis, income from operations for the fourth quarter of 2005 remains unchanged at $2.5 million.  The GAAP net income applicable to common stockholders for the fourth quarter previously reported at $6.4 million, or $0.18 per diluted share, has been adjusted to a loss of $2.1 million, or a loss of $0.06 per diluted share. The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the fourth quarter and year ended December 31, 2005.

Financial Outlook

The settlement is not expected to have a material impact on Phase Forward’s results for the current fiscal year ending December 31, 2006.  The company reiterates the guidance for the first quarter and full year 2006 as presented in its press release of February 7, 2006.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER) to help pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Lincoln Technologies, acquired by Phase Forward in August of 2005, delivers solutions for pharmacovigilance, data standardization, and safety signal detection. The combined companies’ products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 220 organizations and regulatory agencies worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, FDA, GlaxoSmithKline, Guidant, MHRA, NIH, Procter & Gamble, Quintiles, Sanofi-Aventis, Schering-Plough Research Institute, and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Table of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2005	2004	2005

GAAP income from operations	$1,372	$2,067	$4,169	$8,237

Stock-based expenses	508	177	2,111	607
Restructuring	(168)	—	(168)	(92)
Amortization of intangible assets	—	217	—	306

Non-GAAP income from operations	$1,712	$2,461	$6,112	$9,058

Phase Forward Incorporated and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2005	2004	2005

Revenues:
License	$8,305	$8,913	$28,180	$35,001
Service	11,761	14,666	45,550	52,080

Total revenues	20,066	23,579	73,730	87,081
Costs of revenues:
License	504	754	1,875	2,513
Service(1)	7,269	8,749	27,782	31,224

Total cost of revenues	7,773	9,503	29,657	33,737
Gross margin:
License	7,801	8,159	26,305	32,488
Service	4,492	5,917	17,768	20,856
Total gross margin	12,293	14,076	44,073	53,344

Operating expenses:
Sales and marketing(1)	4,053	4,225	14,403	16,033
Research and development(1)	3,299	3,907	12,423	14,330
General and administrative(1)	3,737	3,877	13,246	14,836
Restructuring	(168)	—	(168)	(92)
Total operating expenses	10,921	12,009	39,904	45,107

Income from operations	1,372	2,067	4,169	8,237
Other income (expense):
Interest income	208	499	518	1,735
Interest expense	(139)	—	(394)	(143)
Other, net	40	64	(32)	(157)
Total other income (expense)	109	563	92	1,435

Income before provision for income taxes	1,481	2,630	4,261	9,672
Provision (benefit) for income taxes	747	(3,735)	2,392	(2,169)

Net income	734	6,365	1,869	11,841
Accretion of preferred stock and dividend declared	—	—	8,953	—

Net income (loss) applicable to common stockholders	$734	$6,365	$(7,084)	$11,841

Net income (loss) per share applicable to common stockholders:
Basic	$0.02	$0.19	$(0.43)	$0.36

Diluted	$0.02	$0.18	$(0.43)	$0.34

Weighted average number of common shares used in net income (loss) per share calculations:
Basic	32,348	33,539	16,447	33,026

Diluted	35,003	35,887	16,447	35,092

(1) Amounts include stock-based expenses, as follows:
Costs of service revenues	$29	$12	$105	$60
Sales and marketing	30	6	141	30
Research and development	64	35	312	166
General and administrative	385	124	1,553	351

Total stock-based expenses	$508	$177	$2,111	$607

Phase Forward Incorporated and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,
	2004	2005

Assets
Current assets:
Cash and cash equivalents	$53,485	$51,779
Short-term investments	4,735	8,807
Accounts receivable, net of allowance of $391 and $318 in 2004 and 2005, respectively	19,682	24,923
Deferred set up costs, current portion	783	1,266
Prepaid commissions and royalties, current portion	3,035	3,710
Prepaid expenses and other current assets	2,335	2,248
Deferred income taxes	—	4,025
Total current assets	84,055	96,758

Property and equipment, net	5,717	7,543
Deferred set up costs, net of current portion	665	782
Prepaid commissions and royalties, net of current portion	2,756	2,386
Goodwill	21,817	24,960
Deferred income taxes	—	3,747
Intangible assets, net	—	3,594
Other assets	240	174
Total assets	$115,250	$139,944

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$2,558	$—
Accounts payable	1,619	2,110
Accrued expenses	11,658	12,472
Accrued earn-out	—	2,000
Restructuring accrual	344	—
Deferred revenue, current portion	35,350	43,751
Deferred rent, current portion	142	394
Total current liabilities	51,671	60,727

Notes payable, net of current portion	1,849	—
Deferred revenue, net of current portion	1,002	2,743
Deferred rent, net of current portion	1,481	1,140
Other long-term liabilities	—	117
Total liabilities	56,003	64,727

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000 Issued—32,399 and 33,720 shares in 2004 and 2005, respectively	324	337
Additional paid-in capital	165,462	168,947
Subscription receivable	(127)	—
Deferred stock-based compensation	(1,755)	(611)
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(160)	(800)
Accumulated deficit	(104,386)	(92,545)
Total stockholders’ equity	59,247	75,217

Total liabilities and stockholders’ equity	$115,250	$139,944

Phase Forward Incorporated and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2004	2005

Operating activities
Net income	$1,869	$11,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,050	3,705
Stock-based compensation	2,111	607
(Gain) loss on disposal of fixed assets	(34)	54
Foreign currency exchange loss	63	169
Provision for allowance for doubtful accounts	165	38
Tax benefit related to exercise of stock options	—	68
Deferred income taxes	—	(4,542)
Non-cash income tax expense	1,964	2,056
Amortization of premiums or discounts on short-term investments	—	(67)
Other non-cash items	16	—
Changes in assets and liabilities:
Accounts receivable	3,455	(5,032)
Deferred costs	(522)	(1,058)
Prepaid expenses and other current assets	(886)	25
Accounts payable	625	442
Accrued expenses	(1,818)	457
Deferred revenue	(1,550)	10,400
Deferred rent	1,318	(76)
Net cash provided by operating activities	9,826	19,087

Investing activities
Proceeds from maturities of short-term investments	—	9,397
Purchase of short-term investments	(4,765)	(13,371)
Purchase of property and equipment	(3,382)	(5,132)
Decrease in restricted cash, net	1,611	—
(Increase) decrease in other assets	(37)	9
Cash paid for acquisition of Lincoln Technologies, Inc., net of cash acquired(1)	—	(10,614)
Net cash used in investing activities	(6,573)	(19,711)

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	2,928	—
Payments on lines of credit and notes payable	(5,209)	(4,407)
Payment of dividend payable	(4,700)	—
Stock issuance costs	(5,231)	—
Proceeds from issuance of common stock	42,687	3,968
Proceeds from repayment of subscriptions receivable	500	127
Net cash provided by (used in) financing activities	30,975	(312)

Effect of exchange rate changes on cash and cash equivalents	211	(770)
Net change in cash and cash equivalents	34,439	(1,706)
Cash and cash equivalents at beginning of period	19,046	53,485

Cash and cash equivalents at end of period	53,485	51,779
Short-term investments at end of period	4,735	8,807

Total cash, cash equivalents and short-term investments at end of period	$58,220	$60,586

Supplemental disclosure of cash flow information
Cash paid for interest	$313	$98

Cash paid for income taxes	$186	$291

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$4,257	$—
Accrued earn-out in connection with acquisition of Lincoln Technologies, Inc.	$—	$2,000

(1) Cash paid for acquisition of Lincoln Technologies, Inc.

Fair value of assets acquired	$—	$1,748
Liabilities assumed, including acquisition costs paid	—	(912)
Acquired intangible assets	—	3,900
Costs in excess of net assets acquired	—	6,430
Cash paid	—	11,166
Less cash acquired	—	552
Cash paid for acquisition	$—	$10,614